EXHIBIT 99.1

                                [SIX FLAGS LOGO]


                   SIX FLAGS REPORTS THIRD QUARTER RESULTS

            o Quarterly Revenue Down 2% Due to Soft July Attendance, Partially Offset by Total Revenue Per Capita Growth

            o Nine Month Revenue Up 2% on Stable Attendance and Total Revenue Per Capita Growth, Despite Fewer Park Operating Days

New York, NY - November 9, 2007 - Six Flags, Inc. (NYSE: SIX) today announced operating results for its third quarter and nine months ended September 30, 2007. (1)

Total revenue for the quarter decreased 2% to $465.2 million from $474.2 million in the prior-year quarter. Attendance decreased 0.3 million, or 3%, to 12.0 million from 12.3 million in the prior year. The attendance decrease stems from a difficult July during which attendance dropped 9% compared to the prior year reflecting unfavorable weather primarily at our Texas and Georgia parks, one less Saturday in the operating calendar, and extensive national media coverage of a ride-related accident in late June at the Company's park in Louisville, Kentucky. Prior to these events, attendance for June had increased 10% over the prior year. Following these events, August stabilized at 1% and September increased 8% over the prior year attendance.


----------------------------
(1) Reported results from continuing operations for all periods presented exclude park operations in Buffalo, New York; Columbus, Ohio; Concord, California; Denver, Colorado; Houston, Texas; Oklahoma City, Oklahoma; Sacramento, California; and Seattle, Washington. These parks have been classified as discontinued operations. As of April 6, 2007, the sales of all of the above-named parks were completed.

Total revenue per capita for the quarter increased by $0.39 (1%) to $38.90, reflecting increased sponsorship revenue. Per capita guest spending increased $0.04 during the quarter to $37.13 as guests spent 3% more in-park, primarily on food and beverages, parking, and games, while per capita spending on admissions was down slightly, reflecting an increased mix of season pass and promotional offer attendance.

The Company's income from continuing operations for the quarter was $89.7 million, compared to income of $127.9 million in the third quarter of 2006, reflecting reduced revenue, $15.3 million of increased costs and expenses primarily from increased advertising ($10.0 million) and park-wide labor ($5.3 million), the cost of settling a class-action labor lawsuit in California (included with other expense in the statement of operations), and an increased loss on the disposal of fixed assets.

"I'm proud of the advances we continue to make at Six Flags despite a temporary setback within the third quarter due to inclement July weather and extensive negative publicity stemming from the accident at our Kentucky park," said Mark Shapiro, Six Flags President and CEO. "With revenue per guest and consumer satisfaction scores at all-time highs and a powerful park-wide capital expansion plan on deck, we are well positioned to deliver on the promise of this company's turnaround in 2008."

Net income applicable to common stock in the third quarter 2007 was $84.2 million, or $0.61 per share - diluted, compared to net income applicable to common stock of $159.3 million, or $1.08 per common share - diluted in the prior-year period, which included $36.8 million (or $0.23 per common share - diluted) of gain from discontinued operations.

Adjusted EBITDA(2) for the quarter was $198.6 million, compared to $216.7 million in the third quarter of 2006, reflecting decreased revenue and increased costs and expenses and a $5.2 million reduction in third-party share of Adjusted EBITDA due to the Company's acquisition in July of the minority interest in Six Flags Discovery Kingdom.

Nine Month Results

For the nine months ended September 30, 2007, total revenue increased $19.3 million, or 2%, to $860.6 million from $841.3 million in the prior-year period.

Total revenue per capita for the nine months compared to the prior-year period increased $0.94 (2%) to $39.02 reflecting increased sponsorship revenue and per capita guest spending. Increased per capita guest spending for the nine months of $0.44 over the prior-year period, or 1%, to $36.91 was driven by increased food and beverages, parking, rentals and games revenue. Attendance for the nine months ended September 30, 2007 was 22.1 million, flat with the prior-year period, despite 53 (2%) fewer park operating days.

Total costs and expenses, including cost of sales, depreciation, amortization, stock-based compensation and loss on fixed assets, increased $14.7 million to $752.5 million for the first nine months of 2007 compared to the prior-year period. The key drivers of the change were increased advertising expense ($28.0 million) and park-wide labor ($10.6 million), partially offset by prior-year costs related to the change in management ($13.7 million), a reduced loss on fixed assets ($8.8 million) and lower stock-based compensation ($6.8 million).

----------------------------
(2) See the following tables and Note 2 to those tables for a discussion of EBITDA (Modified), Adjusted EBITDA, and the reconciliation to these amounts from net income (loss).

Net loss applicable to common stock for the first nine months of 2007 was $142.7 million, or $1.51 per share, compared to a net loss applicable to common stock of $132.4 million, or $1.41 per common share in the prior-year period. The increased net loss of $10.3 million reflects a higher loss from continuing operations ($6.8 million) driven by higher costs and expenses and an increased loss from discontinued operations ($4.6 million), partially offset by the impact of a prior-year change in accounting principles ($1.0 million).

Adjusted EBITDA for the first nine months of 2007 improved by $0.6 million over the prior-year period to $187.7 million.

Cash and Liquidity

As of September 30, 2007, the Company had no balance outstanding on its $275 million revolving credit facility (excluding letters of credit in the amount of $33.3 million) and had $105.4 million in unrestricted cash.

Conference Call

The Company will host a teleconference for analysts and investors today at 8:30 AM Eastern. Participants in the call will include President and Chief Executive Officer, Mark Shapiro, and Executive Vice President and Chief Financial Officer, Jeffrey R. Speed.

The teleconference will be broadcast live to all interested persons as a listen-only Web cast on http://investors.sixflags.com/. The Web cast will be archived for one year.

About Six Flags

Six Flags, Inc. is the world's largest regional theme park company. Founded in 1961, Six Flags is a publicly-traded corporation (NYSE: SIX) headquartered in New York City.

Forward Looking Statements:

The information contained in this news release, other than historical information, consists of forward-looking statements within the meaning of
Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. These statements may involve risks and uncertainties that could cause actual results to differ materially from those described in such statements. These risks and uncertainties include, among others, Six Flags' success in implementing its new business strategy. Although Six Flags believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Important factors, including factors impacting attendance, such as local conditions, events, disturbances and terrorist activities, risk of accidents occurring at Six Flags' parks, adverse weather conditions, general economic conditions (including consumer spending patterns), competition, pending, threatened or future legal proceedings and other factors could cause actual results to differ materially from Six Flags' expectations. Reference is made to a more complete discussion of forward-looking statements and applicable risks contained under the captions "Cautionary Note Regarding Forward-Looking Statements" and "Risk Factors" in Six Flags' Annual Report on Form 10-K for the year ended December 31, 2006, which is available free of charge on Six Flags' website http://www.sixflags.com.

                                      # # #

Media Contact:  Sandra Daniels - (212) 652-9360
Investor Relations:  William Schmitt - (203) 682-8200

                                 Six Flags, Inc.
             Three and Nine Months Ended September 30, 2007 and 2006
                    (In Thousands, Except Per Share Amounts)



Statement of Operations (1)                       Three Months Ended        Nine Months Ended
                                                     September 30,             September 30,
                                                ----------------------    ----------------------
                                                   2007         2006         2007         2006
                                                ---------    ---------    ---------    ---------
Revenue                                         $ 465,185    $ 474,239    $ 860,646    $ 841,322


Costs and expenses (excluding
 depreciation, amortization,
 stock-based compensation
 and loss on fixed assets)                        241,125      225,841      631,554      605,799
Depreciation                                       34,995       33,754      102,369       98,121
Amortization                                          399          220          975          659
Stock-based compensation                            1,822        2,277        6,229       13,052
Loss on fixed assets                                6,179          820       11,344       20,104
                                                ---------    ---------    ---------    ---------
Income from operations                            180,665      211,327      108,175      103,587
                                                ---------    ---------    ---------    ---------
Interest expense (net)                             47,817       50,305      150,493      148,682
Minority interest in earnings                      26,574       30,917       41,105       45,402
Equity in operations of partnerships                   50          144          568          462
Net loss on debt extinguishment                     1,509           --       11,865           --
Other expense                                      13,116          232       13,306       11,536
                                                ---------    ---------    ---------    ---------
Income (loss) from continuing operations
 before income taxes                               91,599      129,729     (109,162)    (102,495)
Income tax expense                                 (1,921)      (1,783)      (4,116)      (3,985)
                                                ---------    ---------    ---------    ---------
Income (loss) from continuing operations
 before discontinued operations and
 cumulative effect of a change in
 accounting principle                              89,678      127,946     (113,278)    (106,480)

Discontinued operations                                --       36,798      (12,993)      (8,372)
                                                ---------    ---------    ---------    ---------
Income (loss) before cumulative effect of a
 change in accounting principle                    89,678      164,744     (126,271)    (114,852)

Cumulative effect of a change
  in accounting principle                              --           --           --       (1,038)
                                                ---------    ---------    ---------    ---------
Net income (loss)                               $  89,678    $ 164,744    $(126,271)   $(115,890)
                                                =========    =========    =========    =========
Net income (loss) applicable to
  common stock                                  $  84,186    $ 159,252    $(142,748)   $(132,367)
                                                =========    =========    =========    =========
Per share - basic:

     Income (loss) from continuing operations   $    0.89    $    1.30    $   (1.37)   $   (1.31)
     Discontinued operations                    $      --    $    0.39    $   (0.14)   $   (0.09)
     Cumulative effect of a change in
        accounting principle                    $      --    $      --    $      --    $   (0.01)
                                                ---------    ---------    ---------    ---------
Net income (loss)                               $    0.89    $    1.69    $   (1.51)   $   (1.41)
                                                =========    =========    =========    =========



Per share - diluted:

     Income (loss) from continuing operations   $    0.61    $    0.85    $   (1.37)   $   (1.31)
     Discontinued operations                    $      --    $    0.23    $   (0.14)   $   (0.09)
     Cumulative effect of a change in
        accounting principle                    $      --    $      --    $      --    $   (0.01)
                                                ---------    ---------    ---------    ---------
Net income (loss)                               $    0.61    $    1.08    $   (1.51)   $   (1.41)
                                                =========    =========    =========    =========

                                              Balance Sheet Data
                                                (In Thousands)

Balance Sheet Data                  September 30, 2007   December 31, 2006
---------------------------------   ------------------   -----------------
Cash and cash equivalents
  (excluding restricted cash)       $          105,411   $          24,295
Total assets                                 3,109,016           3,187,616


Current portion of long-term debt                9,858             114,059
Long-term debt (excluding current
  portion)                                   2,241,315           2,126,888
Mandatory redeemable preferred
  stock                                        285,342             284,497
Total stockholders' equity                     250,646             376,140



                                         Three Months Ended      Nine Months Ended
                                           September 30,           September 30,
                                       ---------------------   ---------------------
                                          2007        2006        2007        2006
                                       ---------   ---------   ---------   ---------

Other Data:
EBITDA (Modified) (2)                  $ 224,060   $ 248,398   $ 229,092   $ 235,523
Adjusted EBITDA (2)                    $ 198,617   $ 216,699   $ 187,682   $ 187,119
Weighted average shares
  outstanding - basic                     94,690      94,352      94,670      94,194
Weighted average shares
  outstanding - diluted                  152,573     155,229      94,670      94,194
Net cash provided by
  operating activities                 $  92,170   $ 146,350   $  18,221   $  84,978



The following table sets forth a reconciliation of net income (loss) to EBITDA (Modified) and Adjusted EBITDA for the periods shown (in thousands):


                                         Three Months Ended      Nine Months Ended
                                           September 30,           September 30,
                                       ---------------------   ---------------------
                                          2007         2006         2007         2006
                                       ---------    ---------    ---------    ---------
Net income (loss)                      $  89,678    $ 164,744    $(126,271)   $(115,890)
Cumulative effect of a change in
  accounting principle                        --           --           --        1,038
Discontinued operations                       --      (36,798)      12,993        8,372
Income tax expense                         1,921        1,783        4,116        3,985
Other expense                             13,116          232       13,306       11,536
Net loss on debt extinguishment            1,509           --       11,865           --
Equity in operations of partnerships          50          144          568          462
Minority interest in earnings             26,574       30,917       41,105       45,402
Interest expense (net)                    47,817       50,305      150,493      148,682
Loss on fixed assets                       6,179          820       11,344       20,104
Amortization                                 399          220          975          659
Depreciation                              34,995       33,754      102,369       98,121
Stock-based compensation                   1,822        2,277        6,229       13,052
                                       ---------    ---------    ---------    ---------
EBITDA (Modified)                        224,060      248,398      229,092      235,523
Third party interest in EBITDA
  of certain operations (3)              (25,443)     (31,699)     (41,410)     (48,404)
                                       ---------    ---------    ---------    ---------
Adjusted EBITDA                        $ 198,617    $ 216,699    $ 187,682    $ 187,119
                                       =========    =========    =========    =========

                       NOTES

(1) Revenues and expenses of international operations are converted into U.S. dollars on a current basis as provided by U.S. generally accepted accounting principles ("GAAP").

(2) EBITDA (Modified), a non-GAAP measure, is defined as net income (loss) before discontinued operations, income tax expense (benefit), other expense, early repurchase of debt (formerly an extraordinary loss), equity in operations of partnerships, minority interest in earnings (losses), interest expense (net), amortization, depreciation, stock- based compensation and gain (loss) on disposal of assets. Adjusted EBITDA, also a non- GAAP measure, is defined as EBITDA (Modified) minus interests of third parties in EBITDA of the four parks that are less than wholly-owned, plus our interest in the EBITDA (Modified) of one hotel and dick clark productions inc., which are less than wholly owned. The Company believes that EBITDA (Modified) and Adjusted EBITDA (collectively, "EBITDA Based Measures") provide useful information to investors regarding the Company's operating performance and its capacity to incur and service debt and fund capital expenditures. The Company believes that the EBITDA-Based Measures are used by many investors, equity analysts and rating agencies as a measure of performance. In addition, Adjusted EBITDA is approximately equal to "Consolidated Cash Flow" as defined in the indentures relating to the Company's senior notes. Neither of the EBITDA-Based Measures is defined by GAAP and neither should be considered in isolation or as an alternative to net income (loss), income (loss) from continuing operations, net cash provided by (used in) operating, investing and financing activities or other financial data prepared in accordance with GAAP or as an indicator of the Company's operating performance. EBITDA (Modified) and Adjusted EBITDA as defined in this release may differ from similarly titled measures presented by other companies.

(3) Represents interest of third parties in EBITDA of Six Flags Over Georgia, Six Flags Over Texas, Six Flags White Water Atlanta, and Six Flags Discovery Kingdom (formerly Six Flags Marine World), plus our interest in the EBITDA (Modified) of one hotel and dick clark productions inc., which are less than wholly owned.